NEWS RELEASE
Exhibit 99.1

FOR RELEASE: IMMEDIATE
GATX CORPORATION ANNOUNCES LONG-TERM RAILCAR ORDER
CHICAGO, IL, November 3, 2014 - GATX Corporation (NYSE:GMT) today announced that it has entered into an agreement to purchase up to 8,950 newly built railcars over a four-year period, beginning in March 2016. GATX may order both tank and freight cars, though the majority of the order will be for tank cars. The railcars will be manufactured by a subsidiary of Trinity Industries, Inc.
“GATX’s existing 12,500-car, five-year supply agreement with Trinity ends in mid-2016. We have placed more than 10,500 cars from that order on long-term leases with our customers. Placing this new order with North America’s premier railcar manufacturer allows us to continue to meet our customers’ needs with competitively priced railcars for years to come,” said Brian A. Kenney, GATX’s president and chief executive officer.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. With the largest railcar lease fleet in the world, GATX has been providing quality railcars and services to its customers for more than 115 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898. For more information, visit the Company's website at www.gatx.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. These statements refer to information that is not purely historical, such as estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions on which those statements are based. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended December 31, 2013 and other filings with the SEC, that could cause actual results or developments to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) changes in regulatory requirements for tank cars in crude, ethanol, and other flammable liquid commodity service; (2) competitive factors in our primary markets, including lease pricing and asset availability; (3) weak economic conditions, financial market volatility, and other factors that may negatively affect the rail, marine, and other industries served by us and our customers; (4) inability to maintain satisfactory lease rates or utilization levels for our assets, or increased operating costs in our primary operating segments; (5) changes to laws, rules, and regulations applicable to GATX and our rail, marine, and other assets, or failure to comply with those laws, rules and regulations; (6) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives; (7) financial and operational risks associated with long-term railcar purchase commitments; (8) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs; (9) unfavorable conditions affecting certain assets, customers or regions where we have a large investment; (10) risks related to our international operations and expansion into new geographic markets; (11) inadequate allowances to cover credit losses in our portfolio or declines in the credit quality of our customer base; (12) impaired asset charges that may result from weak economic or market conditions, changes to laws, rules, and regulations affecting our assets, events related to particular customers or asset types, or portfolio management decisions we implement; (13) environmental remediation costs or a negative outcome in our pending or threatened litigation; (14) our inability to obtain cost-effective insurance; (15) operational and financial risks related to our affiliate investments, particularly where certain affiliates may contribute significantly to our consolidated operating profit; (16) reduced opportunities to generate asset remarketing income; (17) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis, judgment, belief or expectation only as of the date hereof. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer Van Aken
312-621-6689
jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(11/03/14)